UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2013

Syntroleum Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34490	73-1565725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5416 S. Yale Avenue, Suite 400, Tulsa, Oklahoma		74135
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-592-7900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 10, 2013, Neste Oil Oyj filed a Petition for Inter Partes Review ("IPR") of Syntroleum Corporation’s U.S. Patent No. 8,231,804 (the ‘804 patent) in the U.S. Patent and Trademark Office. The ‘804 patent is directed to an even carbon number paraffin composition and method of manufacturing same. The IPR procedure allows a party to challenge the validity of a patent in whole or in part before the Patent Trials and Appeals Board (PTAB) via a patent validity trial. However, such a validity trial will only commence if the PTAB decides to institute the IPR proceeding, after first considering the challenger’s Petition and any Preliminary Response made by the Patent Owner (i.e., Syntroleum). Should the PTAB determine that Neste’s Petition meets the minimal formal filing requirements, Syntroleum will be given 3 months to file an optional Preliminary Response. Upon receipt of any Preliminary Response, the PTAB has another three months in which to institute or deny the IPR proceeding. A U.S. patent is presumed valid unless and until the PTAB (or court) makes an invalidity determination. Syntroleum intends to defend the validity of the ’804 patent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntroleum Corporation

September 12, 2013	By:	/s/ Karen L. Power

Name: Karen L. Power
Title: Sr. Vice President/Principal Financial Officer